Exhibit 99.3

4th QUARTER 2003 EARNINGS REVIEW

JANUARY 15, 2003

NEW YORK CITY

Good morning and welcome to our review of fourth quarter earnings. A belated happy new year to everyone and thanks for your interest today. My remarks will cover two main areas. First, a summary of the results for the fourth quarter with some elaboration on the full year, and second, a summary of our outlook for 2004.

As always, at this time, I would like to recognize the efforts of our associates at Bank of America in consistently meeting many of the goals we’ve laid out for them over the past couple of years. 2003 was another challenging year and our associates achieved not just record financial results, but established momentum for continued success. This momentum was evident throughout 2003 in rising customer satisfaction scores; growth in retail products sold including checking accounts, savings accounts and credit cards; increasing new business in our commercial banking segment and greater market share in investment banking.

Diluted earnings per share for the full year grew 21 percent to $7.13 (net income of $10.8 billion up 17 percent), with an ROE of 22 percent, driven by revenue growth of 10 percent and significantly improved credit quality. The consensus estimate for 2003, at this time last year, was approximately $6.20 per diluted share or $9.7 billion in net income. These earnings also provided cash flow allowing us to return approximately $10 billion in capital to shareholders in 2003 in the form of dividends and net share repurchases. Thanks to all of our associates for getting the job done, once again.

Reported earnings for the fourth quarter were $1.83 per diluted share or $2.7 billion, an increase of 8 percent versus a year ago but down from the $1.92 earned in the third quarter. As usual, the fourth quarter was quite eventful, but underlying all the noise was superb performance in several of our core businesses which included retail banking, card services, commercial banking, investment banking and asset management. Total revenue increased 9 percent from the fourth quarter a year ago driven by increases in almost every revenue line item, but decreased 1 percent from third quarter levels due to the drop-off in mortgage activity including lower whole-loan sales. Overall expenses rose 4 percent or $212 million from third quarter levels due mainly to higher employee benefit costs, and higher legal and consulting expense. In the fourth quarter, the tax rate benefited from adjustments related to our normal tax accrual review and tax refunds. Average loans grew from third quarter levels, driven by increases in all the major consumer loan categories and an increase in middle-market commercial lending. Large corporate and foreign loan levels continued to drop. Average core domestic deposits are up 1 percent from the third quarter and $34 billion or 10 percent from a year ago. Growth in consumer and commercial deposits from the third quarter were offset somewhat by lower mortgage escrow deposits. Total credit quality continued to improve even with the impact of one large bankruptcy. Total commercial net charge-offs were down 35 percent to $178 million from the third quarter and improved by more than $500 million versus a year ago. The commercial charge-off ratio in the fourth quarter was the lowest in three years. Overall NPA levels were the lowest since the end of 1998, dropping 17 percent from third quarter levels and down 43 percent from a year ago. Criticized exposure was down 16 percent from third quarter levels and 41 percent from the end of last year. Provision for credit losses during the quarter was $583 million versus total net charge-offs of $725 million. The preliminary Tier 1 ratio closed the year at 7.85 percent, down from third quarter levels due to the repurchase of 56 million shares (48 million shares net of options exercised) bringing total repurchases for the year to 129 million shares (60 million shares net of options exercised).

Before we talk about the individual businesses, let’s discuss net interest income and yields. In the fourth quarter, on an FTE basis, net interest income of $5.75 billion rose $268 million or 5 percent from the third quarter. Driving the increase in net interest income were the impact of interest rates, higher asset/liability management portfolio levels and higher levels of consumer loans offset by lower mortgage warehouse levels. During the quarter, the net interest yield improved by 17 basis points as we took advantage of the volatility in interest rates to position the balance sheet for rising rates at the long end of the curve. Also helping the margin was an improved mix in the loan portfolio with the growth in consumer loans. During the quarter we generated $139 million in securities gains versus $233 million in the third quarter and $304 million a year ago.

Let me say a few words about the results of our individual businesses. As it has all year, the Consumer and Commercial Bank continues to be the consistent driver of earnings. CCB earned $1.9 billion or 70 percent of the corporation’s earnings in the quarter with a return on equity of 34 percent. Versus a year ago, earnings increased 11 percent on revenue growth of 10 percent. On a full year basis, CCB earned $7.5 billion with an ROE of 37 percent. Versus the third quarter CCB earnings were down due to lower mortgage activity. All year long, we have had success in growing checking accounts. In the fourth quarter alone, net new checking accounts increased 220,000 bringing the year-to-date additions to approximately 1.2 million. Net new savings accounts opened in the quarter were 128,000 for total openings in 2003 of 640,000 versus net closures of 265,000 in 2002. The number of active online bank customers hit 7.2 million which represents growth of 52 percent for the year and a penetration rate of 44 percent of our households with DDAs. And, importantly, our active bill pay customers have grown 84 percent in 2003 to 3.2 million with bill payments of nearly $14 billion this quarter. The increase in checking accounts is driven by greater customer satisfaction, banking center productivity, focused marketing and new products. Customer satisfaction, as defined by the Top 2 box scores, continued to grow in the fourth quarter and broke through the 50 percent level, representing full year growth of 8 percent (50.8 versus 46.9).

Fee income in the Consumer and Commercial Bank decreased 17 percent over third quarter results, but still increased 8 percent versus results a year ago. Service charges rose 1 percent from the third quarter and 4 percent from last year. Card income increased 3 percent from the third quarter and 11 percent from last year primarily reflecting higher interchange fees and other fee income from both debit and credit cards. If you look at total revenue on a managed basis, including net interest income, card services revenue increased 20 percent to $6 billion for all of 2003 from results the previous year. Mortgage banking income decreased significantly from results in the third quarter due to lower levels of refi production, but was still up 39 percent from a year ago due to greater production flow and higher margins. For the year, first mortgage originations were up 48 percent to $131 billion as we continue to focus on direct-to-customer business. In the fourth quarter, first mortgage originations were $18.4 billion versus $39.5 billion in the third quarter. Earlier this year we stepped up our efforts in home equity lending and had growth in outstanding balances in the fourth quarter of $1.2 billion. This renewed focus should help offset the expected decline in first mortgage business in 2004.

Early last year, we stated that we were beginning to see signs of increased commercial (middle market) activity in the form of loan growth. After growth in both the first and second quarters we saw it slow considerably in the third. However, commercial growth renewed itself in the fourth quarter, increasing by 1 percent on average balances and almost 3 percent on period-end balances from third quarter levels. For the year, commercial loan levels were up 4 percent from the end of 2002. Prior to 2003, the last quarter we experienced actual commercial growth was the third quarter of 2000. Due to what we saw in the fourth quarter, we believe 2004 will be a continuation of increased activity and are looking for middle market loan growth in 2004 close to 6 percent.

Credit quality costs for the Consumer and Commercial Bank, as a whole, were up slightly from third quarter reflecting the growth in our credit card portfolio. Net charge-offs in the commercial bank decreased $13 million to $35 million or 27 percent from third quarter and are down 58 percent from results a year ago. The net charge-off ratio was 24 basis points during the quarter versus 34 basis point last quarter and 58 basis points a year ago. Nonperforming loans in the commercial bank are down 12 percent from last quarter to $563 million and down 27 percent from a year ago. The managed consumer credit card portfolio continues to meet expectations and is performing well. The managed consumer credit card loss ratio at 5.14 percent ($451 million) was the lowest ratio all year and slightly above results a year ago. 30-day and 90-day delinquency rates moved up from third quarter levels due to seasonality but remain in line with levels from a year ago. Excluding credit card and the commercial bank, remaining quarterly net charge-offs within CCB decreased 19 percent year to year. I will discuss our credit quality outlook in a couple minutes but we continue to believe that both the consumer and middle market areas will remain stable in 2004.

Turning to the Global Corporate and Investment Bank, earnings in the fourth quarter increased more than $60 million from third quarter results due primarily to continued improvement in asset quality (lower provision for loan losses) and lower expenses offset by lower trading revenue. Investment banking fees rose 9 percent to $435 million from the third quarter. Leading the increase was advisory services, moving up 52 percent to $76 million. Securities underwriting remained strong at $232 million versus $238 million in the third quarter with equity underwriting showing the strongest improvement with growth of 33 percent from third quarter levels related to a resurgence in capital market activity. Both high grade and high yield fees also rose with market liquidity and client demand still evident. Offsetting these increases was a drop in revenue from “other” securities underwriting (mainly asset-backed transactions) of 51 percent. Syndication fees increased 8 percent to $111 million. On a full-year basis, investment banking fees of $1.7 billion increased 13 percent from results in 2002. A 34 percent increase in securities underwriting to $963 million more than offset a 21 percent decrease in advisory services to $228 million while syndications held flat. Total trading-related revenue for the fourth quarter was $542 million, a decrease of $146 million from the third quarter. Foreign exchange revenue was $153 million, up 15 percent from the prior quarter. Revenue from interest rate contracts and fixed income were down a combined $175 million due partly to the impact of a large bankruptcy which I will discuss in a minute. For the year, trading-related revenue of $2.8 billion was consistent with last year but if you exclude the impact of credit default swaps used to hedge our portfolio, trading-related revenue increased 15 percent over 2002.

As far as credit quality for the Global and Corporate Bank, net charge-offs decreased $94 million or 55 percent from third quarter levels. The net charge-off ratio dropped to 70 basis points from 146 basis points in the third quarter and dropped 274 basis points from fourth quarter a year ago, even with a declining loan book. If you exclude the impact of the large bankruptcy mentioned earlier, which was Parmalat, GCIB actually had net recoveries for the quarter.

At year-end, our exposure to Parmalat involved both loan and derivative exposure and totaled $274 million as follows. Direct loans and letters of credit of $244 million, of which $105 million of loans are supported by credit insurance and carried as nonperforming; $121 million of loans are not cash-collateralized or credit insured and carried as nonperforming with specific reserves of $60 million; and $18 million of undrawn letters of credit secured by cash. In addition, we have remaining derivative exposure of $30 million. Actions we took in the fourth quarter included exercising our contractual rights under the credit agreements to repay $167 million of loans collateralized by cash and retaining $18 million of cash collateral to secure the undrawn letters of credit; charging off $114 million (49 percent) of our direct loans that were not cash collateralized or credit insured ($235 million) and establishing a $60 million reserve against the remaining balance of the loans ($121 million); and marking down the value of our derivative exposure by 75 percent or $92 million to the remaining $30 million. Unfortunately, this bankruptcy will probably take a long time to be resolved, but we believe we are sufficiently positioned to deal with any material credit impact further down the road.

Excluding the Parmalat impact, credit quality results for the quarter are probably as good as it gets. Total large corporate nonperforming assets decreased $450 million (even with Parmalat included) or 26 percent from the third quarter to $1.3 billion driven largely by sales during the quarter of $340 million. Some of the reduction in NPAs is also a movement of nonperformers to loans held for sale and have been marked to the anticipated sales price. These loans either have existing sales commitments or are expected to move in the very short term. Since the end of last year GCIB nonperformers are down $1.7 billion or 57 percent. This continued improvement in large corporate funded and unfunded lending commitments drove the release of $137 million in credit reserves in the quarter. Also included in results for GCIB this quarter was an equity investment gain of $30 million related to securities sold that were received in satisfaction of debt that had been previously charged off. Loans and leases in GCIB continued to decrease, mainly due to resolution of problem credits, and ended the quarter at $41 billion, down an additional $3 billion from third quarter.

Our third core business segment is Asset Management. Both revenue and earnings increased significantly from third quarter and from fourth quarter a year ago due to an equity investment gain of $183 million (same type of gain as in GCIB but a different credit) related to securities sold that were received in satisfaction of debt that had been previously charged off in 2002. In addition to the equity investment gain in Asset Management, investment and brokerage service fees were up 7 percent from third quarter. This increase was due to higher brokerage fees, net sales and market appreciation. Asset Management exceeded its goal of increasing financial advisors 20 percent and ended the year with 1,150 financial advisors. Assets under management increased 6 percent to $336 billion from third quarter levels. Equities increased 12 percent due to improved market valuations and net sales. For the full year, assets under management finished the year up 8 percent as the decrease in money market assets was more than offset by a 41 percent increase in equities, led by growth in Marsico. Equity mutual funds excluding the Marsico family of funds were up almost 29 percent since the end of 2002.

Our fourth and final business segment is Equity Investments. Principal Investing drives much of the activity in this segment. In Principal Investing, cash gains and fair value adjustments were approximately $132 million offset by impairments of $153 million. Impairments in 2003 totaled approximately $438 million versus $708 million for all of 2002.

Now, let me spend the rest of my time today discussing our outlook for this year. This is the first year out of four where we actually feel positive about the economy in the short term rather than depending on an upturn in the second half of the year. For all of 2004, we are forecasting GDP growth to be around 3.5 percent. Unemployment levels should improve from the current 5.7 percent level. Inflation seems to be well under control. We don’t see any pressure on the Fed to raise rates until sometime in the second half of the year at the earliest. For Bank of America, before the merger with Fleet, we are looking for loan growth in 2004 to be in the high single digits as consumer lending and a recovery in the commercial markets combined with some pickup in large corporate loans. Consumer lending growth will continue to leverage the banking center network—focusing on mortgages, home equity loans and credit cards. We believe small business lending will increase along with middle market lending. We also believe the total corporate loan portfolio at year-end 2003 is about as low as we want going forward.

Other earning assets should increase from year-end levels as trading assets are expected to move higher as we take on more institutional customer flow in the matched book. Asset/liability management, as always, will create some volatility in both our balance sheet levels and securities gains/losses, as we continually balance between the management of interest rate risk and economic reward in response to ever changing market conditions. With high single digit loan growth and the benefit of balance sheet positions we took in the second half of last year, we are looking for net interest income to be up at least 6 percent from results in 2003 of which the contribution from the trading book is expected to be flat. The balance sheet is currently positioned to benefit from rising rates in the long end with short-term rates stable. The impact of a gradual parallel rate change of 100 basis points plus or minus over 12 months will impact net interest income by approximately 1 percent either way.

On the fee side, we are looking for continued positive trends in our consumer and commercial business in the areas of service charges and card income offset by lower mortgage banking income. Mortgage banking income will be down from 2003 results as we move from a refi to a purchase market, but we expect to garner market share from increased distribution, increased advertising and sales productivity. In addition, as I mentioned earlier, we are directing increased attention to home equity lending which should grow as rates start to rise. Although market estimates have mortgage originations for the industry contracting by about 50 percent, we feel our actions should offset some of the decrease and result in a smaller drop in mortgage banking income, year-to-year, of approximately 30-35 percent. Asset management is expected to show double digit increases in fee revenue given improved markets along with increased leverage from expanded distribution that we have been adding over the past couple of years.

In Global Corporate and Investment Banking, we are looking for continued strength in investment banking along with better results in trading, with an anticipated reduction in the drag from the negative mark-to-market of credit default swaps in 2003. Investment Banking should be helped by an improving economy and equity market. This economic environment should have a positive impact on syndicated lending as well as M&A activity. Although overall fixed debt issuance will slow, we are targeting a pickup in market share.

Equity investments should finally improve in 2004 after several difficult years. The improvement will reflect a combination of higher gains and lower impairments. To sum up, fee revenue growth for Bank of America before the addition of Fleet is expected to be approximately 6 percent for 2004. This number includes lower fee revenue from mortgage banking and lower loan sales. Excluding those categories, fee income growth would be closer to the mid-teens. This improvement is driven by the economic recovery as well as by momentum established over the past few years.

On the expense front, we will continue to invest resources in those businesses that will produce long-term and profitable revenue growth. But having said that, expense growth will correlate with revenue growth and we are targeting operating leverage of around 3 percent. Using these assumptions, the efficiency ratio for 2004 should be somewhere between 50 and 51 percent. The estimated tax rate this year before the FTE adjustment should be approximately 32.5 percent and with the adjustment, for those of you who model that way, the rate is 35.0 percent.

Turning to credit quality, we feel comfortable about the stability of the consumer, small business and middle market areas. However, higher managed credit card receivables, while benefiting net interest income and fee revenue, will drive an increase in managed consumer credit card net charge-offs of about $260 million ($400 million of charge-offs on a reported basis including securitizations coming back on the balance sheet). This is also the first time since 2000 that we actually feel positive about the commercial book going forward. Consequently, large corporate charge-offs should improve from last year’s results. However, we remain vigilant about large corporate exposure and would move quickly to address sudden problems as they arise. I don’t have to remind you of event risk that continues to occur… with Parmalat being the most recent example. With higher consumer net charge-offs from credit card growth more than offsetting the reduction in commercial net charge-offs, we are targeting 2004 provision expense to be between $3.1 and $3.3 billion. Nonperforming asset levels should continue to come down as the year progresses but at a more modest rate than we experienced in 2003.

I want to point out a reclassification we made to our year-end 2003 balance sheet related to reserves for unfunded lending commitments. We reclassified $416 million of reserves associated with our unfunded lending commitments out of the allowance for credit losses to other liabilities. Prior to this quarter, we included those reserves in our allowance for credit losses. If you look at our disclosure in the financial tables, you can see the new format. At the end of the year, under the allowance breakdown, you can see that we have $6.2 billion in reserves for outstanding loans and leases and another $416 million associated with unfunded lending commitments.

Addressing capital trends in 2004, we expect to keep our Tier 1 ratio in excess of 7.5 percent which should provide plenty of room to pay an attractive dividend and repurchase shares.

All of my forward looking statements over the past few minutes pertain to Bank of America before the impact of Fleet. If you look at the guidance provided by Bob Lamb earlier this morning and compare it to my remarks, you will see that our outlooks for 2004 are somewhat similar. Core revenue growth of approximately 6 percent with the possibility of higher growth in Latin America. Expense growth between 3 and 4 percent. Improved credit quality although higher credit card charge-offs from higher outstandings mask some of the improvement. Sufficient cash flow to generate a strong dividend and continued share repurchases. Our goal is to close the proposed merger with Fleet early in April. The earlier the closing the faster we can implement initiatives that will have an impact on the second half of 2004 and full year 2005. Since our announcement on October 27, we have filed an S-4 and an amendment updating the impact of the purchase accounting adjustments as if the merger had been effective on January 1, 2002. These adjustments are now estimated to be a negative $191 million after-tax for the first 12 months versus a negative $330 million used in the initial presentation. Our estimates for cost efficiencies and synergies haven’t changed from the October presentation and remain at $250 million and $110 million, respectively for 2004. For 2005 we have estimated cost savings to total approximately $1.1 billion on an after-tax basis—$650 million from overlapping business infrastructure and redundant processes, $100 million from corporate staff functions, $100 million from lower marketing costs, $175 million from vendor leverage and $75 million from lower occupancy costs.

The current consensus for 2004 for Bank of America is approximately $7.12 on a reported basis excluding any merger-related charge. This consensus probably has the assumption that the merger closes at the end of June which was the closing date used at the merger announcement. Closing in early April, which is our goal, versus June, results in an additional quarter of earnings from Fleet but is more than offset by an additional quarter of purchase accounting adjustments and higher average shares outstanding. However, offsetting some of this impact will be the fact that the original annual adjustment for purchase accounting has been lowered. In addition, the individual outlooks for 2004 from both Fleet and Bank of America that you heard today are more optimistic than many of the estimates that existed in late October. In short, we think that given our combined outlooks, the positives more than offset the negatives and so we feel confident in our ability in meeting the current consensus of $7.12 for 2004. I would add that $7.12 is at the lower end of our expectations. Both our guidance and the consensus excludes the impact of any merger-related charges in 2004. Our guidance also excludes any assumption for settlement costs including fines associated with any litigation and regulatory investigations in which we are currently involved. As the year proceeds, we will update you with any additional changes in our assumptions for 2004 that are material. I do apologize for the amount of detail we just covered but there is always demand for more information rather than less. Let me now open the floor up for questions – I appreciate your attention.